SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 30, 2008
Date of Report (Date of earliest event reported)

ASIAN DRAGON GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52268
(Commission File Number)

98-0418754
(IRS Employer Identification Number)

#202 – 1028 Hamilton Street, Vancouver, BC, Canada V6B 2R9
(Address of principal executive offices)

(604) 688-8127
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2008, the Board of Asian Dragon Group Inc. (“Asian Dragon”) approved the acceptance of the FGLW-XWG Rights Transfer Agreement (the “Transfer Agreement”) with Asian Dragon’s newly formed subsidiary, Asian Dragon Silver Inc. (“ADSI”).

Under the terms of the Transfer Agreement, Asian Dragon passed title to its interests in exploration licenses for the Luoning Xiayu Fanggelewan silver-lead property in China (“FGLW”) and the Xiaowagou silver-lead Property in China ("XWG") to ADSI in return for ADSI assuming Asian Dragon’s outstanding payment commitments for these two exploration license interests and a commitment from ADSI to issue to Asian Dragon 20,500,000 fully paid non-assessable common shares of ADSI. In return, ADSI receives transfer of the installment payments toward each property which Asian Dragon had made to April 30, 2008 and all rights to future benefits from the license interests.

Up to and including April 30, 2008, Asian Dragon had paid: US$1,804,003 toward its FGLW total commitment of US$2,750,000; and, US$748,543 toward its XWG total commitment of US$2,250,000.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On April 23, 2008, Asian Dragon established Asian Dragon Silver Inc., a British Columbia company, as a subsidiary.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

The following Exhibits are attached to this Form 8-K:

10.1 – FGLW-XWG Rights Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ John Karlsson
John Karlsson
President & CEO, Board Chair
Dated:  April 30, 2008